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                                                                  EXHIBIT 3.1(a)



                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                          ARTICLES OF INCORPORATION OF


1.       The name of the proposed corporation is SUN BANCSHARES, INC.

2. The initial registered office of the corporation is 823 SURFSIDE DRIVE, SURFSIDE BEACH, SC 29579 and the initial registered agent at such address is: DALTON B. FLOYD, JR.

3. The corporation is authorized to issue shares of stock as follows. Complete a or b, whichever is applicable:

         a.       [ ]      If the corporation is authorized to issue a single
                           class of shares, the total number of shares authorized is: ______________________.

         b.       [x]      If the corporation is authorized to issue more than
                           one class of shares:

                           Class of Shares          Authorized No. of Each Class

                           PREFERRED STOCK                     2,000,000
                           VOTING COMMON STOCK                10,000,000

         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

                 SEE ARTICLE 3.1 ATTACHED HERETO AS EXHIBIT "A".

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See, Section 33-1-230(b)): _______________

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code): SEE ARTICLE 5.1 THROUGH 5.11 ATTACHED HERETO AS EXHIBIT "B".

6. The name and address and signature of each incorporator is as follows (only one is required):



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
         Name                           Address             Signature
         ----                           -------             ---------

         Dalton B. Floyd, Jr.  823 Surfside Drive        /s/Dalton B. Floyd, Jr.
         ----------------------------------------------------------------------
                               Surfside Beach, SC 29575
         ----------------------------------------------------------------------

7. I, DALTON B. FLOYD, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date:    July 29, 1999.                     /s/Dalton B. Floyd, Jr.
                                    -------------------------------------------
                                            (Attorney's Signature)

                                    DALTON B. FLOYD, JR.
                                    -------------------------------------------
                                            (Type or Print Attorney's Name)

                                    Address: THE FLOYD LAW FIRM PC
                                             P.O. DRAWER 14607
                                             SURFSIDE BEACH, SC 29587-4607




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                                    EXHIBIT A

          Article 3.1 - Relative Rights, Preferences, and Limitations of the Classes of Shares or Series within a Class


         (a) The total number of shares of capital stock which the Corporation is authorized to issue is twelve million (12,000,000) shares, divided into ten million (10,000,000) shares of voting common stock, no par value (the "Common Stock"), and two million (2,000,000) shares of preferred stock, no par value (the "Preferred Stock").

         (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing an amendment to these Articles of Incorporation (a "Preferred Stock Designation"), which is effective without shareholder action, in accordance with the appropriate provisions of the South Carolina Business Corporation Act of 1988 (the "Act") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, limitations and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (i) The number of shares constituting that series and the distinctive designation of that series;

         (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

         (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

         (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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         (vii)    The rights of the shares of that series in the event of
                  voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (viii) Any other relative rights, preferences and limitations of that series.



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                                    EXHIBIT B

                OPTIONAL PROVISIONS WHICH THE CORPORATION ELECTS
                   TO INCLUDE IN THE ARTICLES OF INCORPORATION

                         Article 5.1 - Preemptive Rights

         The shareholders shall not have any preemptive rights to acquire additional stock in the corporation.


                    Article 5.2 - No Cumulative Voting Rights

         The Corporation elects not to have cumulative voting and no shares issued by this Corporation may be cumulatively voted for the directors of the Corporation or for any other decision.


                        Article 5.3 - Board of Directors

         (a) At any time that the Board of Directors has six or more members, the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the Board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his or her successor shall have been elected and qualified.

         (b) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5.3 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                   Article 5.4 - Bylaws; Number of Directors

         (a) Except as provided in paragraph (b) of this Article 5.4, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) Notwithstanding paragraph (a) of this Article 5.4, any amendment of the bylaws of the Corporation establishing or changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                       Article 5.5 - Removal of Directors

         (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause if the number of votes cast to remove the director exceeds the number of votes cast against removing the director.

         (c) For purposes of this Article 5.5, cause shall mean fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the corporation, and shall be established after written notice of specific charges and opportunity to meet and refute such charges.

         (d) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5.5 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                      Article 5.6 - Liability of Directors

         (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

                  (i) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law;

                  (iii) imposed under Section 33-8-330 of the Act dealing with unlawful distributions of corporate assets to shareholders; or

                  (iv) any transaction from which the director derived an improper personal material tangible benefit.

         (b) If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         (c) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (d) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5.6 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                          Article 5.7 - Indemnification

         The Corporation shall, to the fullest extent permitted by the provisions of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the Act from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Act. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall



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continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                    Article 5.8 - Control Share Acquisitions

         The provisions of Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina shall not apply to control share acquisitions of shares of the Corporation.


                   Article 5.9 - Certain Business Transactions

         (a) Approval of any merger or share exchange of the Corporation with and into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:

         (i) the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of at least a majority of the issued and outstanding shares of the corporation entitled to vote; or

         (ii) the affirmative vote of at least a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

         (b) The Board of Directors shall have the power to determine for the purposes of this Article 5.9, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

         (c) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5.9 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


              Article 5.10 - Consideration of Other Constituencies

         (a) In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.


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         (b)      If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5.10 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                          Article 5.11 - Savings Clause

         Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.







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